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                                                                    EXHIBIT 10.2



                               AMENDMENT NO. 1 TO

                               UMBRELLA AGREEMENT



This Amendment No. 1 to the Umbrella Agreement dated as of June 14, 1999 ("Umbrella Agreement") is dated as of January 1, 2003 ("AMENDMENT NO. 1") and is by and between The Goodyear Tire & Rubber Company, a company organized and existing under the laws of the State of Ohio of the United States of America ("GOODYEAR") and Sumitomo Rubber Industries, Ltd., a company organized and existing under the laws of Japan ("SRI").

WITNESSETH:

        WHEREAS, the parties desire to delete the time periods to attain certain brand market shares and extend the period for suspension of exit rights.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.      TIME PERIODS TO ATTAIN 6% OF MARKET FOR GOODYEAR BRANDS ARE DELETED

The parties hereby delete entirely Article 17.01(i) from the Umbrella Agreement.

2.      ADDITIONAL PERIOD OF SUSPENSION OF EXIT RIGHTS

        The parties hereby lengthen the five year suspension period under
Article 17.02 of the Umbrella Agreement to ten years and restate such Article as follows:

               17.02 Suspension of Exit Rights. Notwithstanding any other provision of this Agreement, neither SRI nor Goodyear will exercise any Global Exit Right or Regional Exit Right pursuant to paragraph (d) through and including (h) of Article 17.01 prior to the tenth anniversary of the Closing; provided that following such tenth anniversary SRI and Goodyear may exercise any Global Exit Right or Regional Exit Right that may have accrued during the preceding ten years but which such Party was restricted from exercising as a result of this Article 17.02, as amended.

3.      GENERAL

        3.1 The parties hereby amend the Umbrella Agreement to give effect to the provisions of this Amendment No. 1 but in all other respects the other


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               terms and conditions of the Umbrella Agreement shall continue without change.

        3.2 The parties hereby acknowledge that expressions used in this Amendment No. 1 will have the same meanings as are ascribed thereto in the Umbrella Agreement unless otherwise specifically defined herein.


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to the Umbrella Agreement to be duly executed as of the day and year first above written in this Amendment No. 1.

                                    THE GOODYEAR TIRE & RUBBER COMPANY


                                    By: /s/ CLARK E. SPRANG
                                        ----------------------------------------
                                            Clark E. Sprang
                                    Title:  Senior Vice President
                                            Business Development and Integration


                                    Attest: /s/ ANTHONY E. MILLER
                                            ------------------------------------
                                            Anthony E. Miller
                                    Title:  Assistant Secretary



                                    SUMITOMO RUBBER INDUSTRIES, LTD.


                                    By: /s/ RYOCHI SAWADA
                                        ----------------------------------------
                                            Ryochi Sawada
                                    Title:  Representative Director and
                                            Executive Director





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